Exhibit 99.1

BioScrip Announces Meeting with Investors

Company Expects Improved Profitability Following Termination of Agreement with UnitedHealthcare

DENVER, March 27, 2017 -- BioScrip, Inc. (NASDAQ:BIOS) ("BioScrip" or the "Company"), a leading national provider of infusion and home care management solutions, today announced members of management will be meeting with analysts and investors in New York City and Boston, on March 28-March 29, 2017. In conjunction with these meetings, the Company is publishing an updated investor presentation to the investor relations section of the Company’s website.

In the presentation, management reiterates its 2017 adjusted EBITDA forecast of $45.0 million to $55.0 million. First quarter 2017 adjusted EBITDA is anticipated to be lower year over year reflecting the rollout by the Company of Cures Act legislation mitigation measures, which were fully implemented by late January 2017. The reiteration of the company’s adjusted EBITDA outlook for the year reflects the recent termination by the Company of its contract with UnitedHealthcare, which will become effective September 30, 2017. Although UnitedHealthcare was the Company’s largest payor, accounting for 24% of 2016 revenue, the contract was not profitable and its termination is expected to have a positive impact on adjusted EBITDA outlook going forward.

“We continue to leverage our CORE initiative to accelerate the growth of our profitable business segments and improve operational efficiencies throughout the organization,” said Daniel E. Greenleaf, President and Chief Executive Officer. “It is difficult to end a relationship with a business partner, but in this circumstance, we believe our business needs do not align. The exit of this contract is consistent with our CORE initiative and better positions BioScrip for improved operating results going forward.”

About BioScrip

BioScrip, Inc. is a leading national provider of infusion and home care management solutions. BioScrip partners with physicians, hospital systems, skilled nursing facilities, healthcare payors, and pharmaceutical manufacturers to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves.

Forward-Looking Statements - Safe Harbor

This press release includes statements that may constitute "forward-looking statements,” that involve substantial risks and uncertainties, including the statements regarding 2017 guidance, the anticipated effects of the UnitedHealthcare contract termination and other statements regarding the Company’s plans and strategies. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "outlook," "aim," "intend," "plan," "believe," "predict," "potential," "continue" or comparable terms. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause or contribute to such differences include but are not limited to risks associated with: the Company's ability to integrate the acquisition of Home Solutions, the Company's ability to grow its core Infusion revenues, the Company's ability to continue to experience positive results from its financial improvement plan to reduce operating costs; the Company’s ability to comply with the covenants in its debt agreements; the UnitedHealthcare contract termination, including potential accounting charges and impacts on other contract provisions and their associated revenue; the success of the Company’s initiatives to mitigate the impact of the Cures Act on its business; reductions in federal, state and commercial reimbursement for the Company's products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company's situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.

Note Regarding Use of Non-GAAP Financial Measures

This press release includes projected adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, impairment of goodwill, stock-based compensation expense, and restructuring, integration and other expenses. As part of restructuring, the Company may incur significant charges such as the write down of certain long−lived assets, temporary redundant expenses, retraining expenses, potential cash bonus payments and potential accelerated payments or terminated costs for certain of its contractual obligations. Management believes that adjusted EBITDA provides useful supplemental information regarding the performance of BioScrip’s business operations and facilitates comparisons to the Company’s historical operating results. The Company’s March 3, 2017 earnings release provides a reconciliation of projected adjusted EBITDA to expected results.

For Further Information:

Investor Contacts

Jeffrey M. Kreger

Chief Financial Officer

(720) 697-5200

jeffrey.kreger@bioscrip.com

David Clair

ICR, Inc.

(646) 277-1266

david.clair@icrinc.com